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                                                                     Exhibit 5.1

July 2, 1998

e.spire Communications, Inc.
133 National Business Parkway, Suite 200
Annapolis Junction, Maryland 20701

Ladies and Gentlemen:

      You have requested our opinion with respect to the registration by e.spire Communications, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 6,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock" or "Common Shares"), issuable upon exercise of options (the "Options") to purchase Common Stock which have been or may be granted pursuant to written option agreements (the "Option Agreements") between the Company and officers, directors, employees or consultants of the Company under the Company's 1994 Stock Option Plan, as amended (the "Plan").

      In so acting, we have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

      Based upon the foregoing, it is our opinion that the Common Shares issuable upon exercise of Options issued or issuable pursuant to the Plan will be validly issued, fully paid and non-assessable when issued in accordance with the Option Agreements and the Plan.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          /s/ Dorsey & Whitney LLP
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                                          Dorsey & Whitney LLP